                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 27, 2004

                              KRAMONT REALTY TRUST
               (Exact Name of Registrant as Specified in Charter)

            Maryland                      1-15923                 25-6703702
 ------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                 Plymouth Plaza
                            580 West Germantown Pike
                      Plymouth Meeting, Pennsylvania 19462
       ------------------------------------------------------------------
          (Address, including zip code, of Principal Executive Offices)
       Registrant's telephone number, including area code: (610) 825-7100

ITEM 5.  OTHER EVENTS.

         On February 27, 2004, we issued and sold, pursuant to a Purchase Agreement dated February 24, 2004 with the Purchasers named therein, 400,000 of our 8.25% Series E Cumulative Preferred Shares of beneficial interest (the "Shares") in a public offering at $25.50 per share, for an aggregate purchase price of $10,200,000 (the "Purchase Price"), and the Purchasers also paid $0.3306 per share ($132,240 in the aggregate), such additional amount being equal to the accrued and unpaid distributions payable with respect to such Shares through the day of sale (the "Accrued Distributions"). The Series E preferred shares are not convertible, have no stated maturity or sinking fund requirement and may be redeemed by us on or after December 30, 2008. The net proceeds to us from this offering (after deducting estimated fees and expenses of $100,000 related to this offering but excluding Accrued Distributions) are approximately $10,100,000. In conjunction with this offering, on February 23, 2004 we filed with the Securities and Exchange Commission a Supplemental Prospectus dated February 23, 2004 pursuant to Rule 424(b) of the Securities Act of 1933, which is incorporated herein by reference.

ITEM 12. Results of Operations and Financial Condition.

         On February 27, 2004, we announced our consolidated financial results for the year and quarter ended December 31, 2003. A copy of our earnings press release is furnished as Exhibit 99.2 to this report on Form 8-K. The information included in this Current Report on Form 8-K (including exhibit 99.2 hereto) that is furnished pursuant to Item 12 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)
(2) of the Securities Act of 1933, as amended.


ITEM 7.  EXHIBITS.

99.1 Press release announcing the sale of the Shares dated February 27, 2004.

99.2 Earnings press release for the year and quarter ended December 31, 2003 dated February 27, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               KRAMONT REALTY TRUST

Date: February 27, 2004                        By: /s/ Carl E. Kraus
                                                   -----------------------------
                                                   Carl E. Kraus
                                                   Chief Financial Officer

                                      -3-